Exhibit 3.209

BYLAWS

OF

GEORGIA CASH AMERICA, INC.

(A Georgia Corporation)

ARTICLE I

SHAREHOLDERS

1. CERTIFICATES REPRESENTING SHARES. Certificates representing shares shall set forth thereon the statements prescribed by Sections 625 and 14-2-627 of the Georgia Business Corporation Code and by any other applicable provision of law and shall be signed by the Chairman or a Vice-Chairman of the Board of Directors, if any, or by the President or other chief executive officer, or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. The signature of any one or more of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or any employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon a share certificate shall have ceased for any reason to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

A certificate representing shares shall not be issued until the share or shares represented thereby are fully paid.

The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

2. SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the stock transfer book of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

3. RESTRICTION ON TRANSFER OF SHARES. In accordance with Section 14-2-627 of the Georgia Business Corporation Code, if the corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under any applicable state securities laws, the transfer of any such shares shall be restricted in accordance with the following legend:

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the ‘Act’), or registered or qualified under the securities laws of any state, and the holder hereof cannot make any sale, assignment or other transfer of any shares of such stock except pursuant to an offering of such shares duly registered under the Act and registered or qualified under any applicable state securities laws, or under such other circumstances as in the opinion of counsel for or satisfactory to the issuer shall not, at the time, require registration under the Act and/or registration or qualification under any state securities law. Also said shares are ‘restricted securities’ within the meaning of Rule 144 promulgated by the Securities and Exchange Commission under the Act and may be subject to the limitations and reporting requirements of said rule upon resale or other disposition thereof.”

In the event any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the corporation, each certificate representing shares so restricted (1) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or (2) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (3) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and (a) that the corporation will furnish to the record holder of the certificate without charge upon written request to the corporation at its principal place of business or registered office a copy of the specified document, or (b) if such document is one required or permitted by law to be and has been filed, that such specified document is on file in the office of the Secretary of State and contains a full statement of such restriction.

4. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed, and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

5. MEANING OF CERTAIN TERMS. As used in these Bylaws in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Georgia Business Corporation Code confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

6. SHAREHOLDER MEETINGS.

—TIME. The annual meeting shall be held on the date designated, from time to time, by the directors. If at any time, the directors shall fail to designate the date of an annual meeting, then, and in that event, such annual meeting shall be held on the second Tuesday of the fourth month following the end of the fiscal year of the corporation, or, if such day is a legal holiday, the following business day. A special meeting shall be held on the date designated by the directors.

—PLACE. Annual meetings and special meetings, including any special meeting in lieu of an annual meeting, shall be held at such place, within or without the State of Georgia, as the directors may, from time to time, designate. Whenever the directors shall fail to designate such place, the meeting shall be held at the registered office of the corporation in the State of Georgia.

—CALL. Annual meetings may be called by the directors, by the Chairman of the Board, if any, the President, the Secretary, or by any officer instructed by the directors to call the meeting. Special meetings, including any special meeting in lieu of an annual meeting, may be called in like manner, except that any such meeting shall be called by the corporation upon the written request of the holders of not less than twenty-five percent of the outstanding shares.

—NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Written notice stating the place, day, and hour of each meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (or not less than any such other minimum period of days as may be prescribed by the Georgia Business Corporation Code) nor more than fifty days before the date of the meeting, either personally or by first class mail (unless the Georgia Business Corporation Code otherwise provides) by or at the direction of the directors, the President, the Secretary or the officer or persons calling the meeting, to each shareholder. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation. At an annual meeting of shareholders, any matter relating to the affairs of the corporation, whether or not stated in the notice of the meeting, may be brought up for action except matters which the Georgia Business Corporation Code requires to be stated in the notice of the meeting. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Georgia Business Corporation Code. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder on the new record date. Notice of a meeting of shareholders need not be given to any shareholder who signs a waiver of notice either before or after the meeting. Neither the business to be transacted nor the purpose of the meeting need be specified in the waiver except as may otherwise be provided by the Georgia Business Corporation Code. Attendance of a shareholder at a meeting shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.

—VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at the meeting of stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number and class and series, if any, of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. Such list shall be prima facie evidence of who is a shareholder of record, but, in the event of challenge, the record of shareholders shall control. Notwithstanding the foregoing, it shall not be necessary to prepare or produce a list of shareholders in any case where the record of shareholders is presented and readily shows, in alphabetical order or by alphabetical index, and by classes or series, if any, the names of the shareholders entitled to vote, with the address of and the number of shares held by each.

—CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting – the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

—PROXY REPRESENTATION. Any shareholder who is entitled to attend a shareholders’ meeting, to vote thereat, or to execute consents, waivers, or releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his other rights, by one or more agents, who may be either an individual or individuals or any domestic or foreign corporation, authorized by a written proxy executed by such person or by his attorney-in-fact. A telegram or cablegram transmitted by a shareholder shall be deemed a written proxy. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it, except as otherwise provided by the Georgia Business Corporation Code. If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

—INSPECTORS – APPOINTMENT. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

—QUORUM. A majority of the outstanding shares shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The holders of a majority of the shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

—VOTING. Each share shall entitle the holder thereof to one vote. The affirmative vote of the majority of the shares represented at the meeting, a quorum being present, shall be the act of the shareholders, unless the vote of a greater number is required by the Georgia Business Corporation Code, the Articles of Incorporation, or these Bylaws.

7. ACTION WITHOUT MEETING. Pursuant to the provisions of Section 14-2-704 of the Georgia Business Corporation Code, and subject to the limitations and requirements therein set forth, any action required to be taken at a meeting of the shareholders of the corporation, or any action which may be taken at a meeting of the shareholders of the corporation, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by classes) of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

ARTICLE II

GOVERNING BOARD

1. FUNCTIONS AND DEFINITIONS. The business and affairs of the corporation shall be managed by a governing board, which is herein referred to as the “Board of Directors” or “directors” notwithstanding that only one director legally constitutes the Board. The use of the phrase “entire Board” or “full Board” in these Bylaws refers to the total number of directors which the corporation would have if there were no vacancies. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

2. QUALIFICATIONS AND NUMBER. Each director shall be at least eighteen years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Georgia. The initial Board of Directors shall consist of two (2) persons, which is the number of directors fixed in the Articles of Incorporation to constitute the said initial Board of Directors. Thereafter the number of directors constituting the entire board shall be not less than the minimum number prescribed by the Georgia Business Corporation Code. Subject to the foregoing limitation, such number may be fixed from time to time by an amendment to these Bylaws, or, if the number is not so fixed, the number shall be two (2). No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

3. ELECTION AND TERM. The initial Board of Directors shall consist of the person or persons named in the Articles of Incorporation to constitute said initial Board of Directors and shall hold office until the first annual meeting of shareholders and until his or their successors have been elected and qualified, or until his or their earlier resignation, removal from office, or death. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier resignation, removal from office, or death. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause which are not filled at the meeting of shareholders at which any such removal has been effected, may be filled by the vote of the remaining director or directors then in office, although less than a quorum exists.

4. MEETINGS.

—TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

—PLACE. Meetings shall be held at such place within or without the State of Georgia as shall be fixed by the Board.

—CALL. Meetings may be called by the Chairman of the Board, if any, by the President, or by any two directors if the Board consists of three or more directors.

—NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written notice of the time and place of special meetings of the Board shall be given to each director either by personal delivery or by mail, telegram, or cablegram in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting, or a waiver thereof, need not specify the purpose of, or the business to be transacted at, the meeting. The notice of any meeting need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of any director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when he states, at the beginning of the meeting, any such objection or objections to the transaction of business.

—QUORUM AND ACTION. A majority of the entire Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least either one-third of the entire Board or at least two directors unless the entire Board consists of only one director. A majority of the directors present, whether or not a quorum exists, may adjourn a meeting to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment, and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. Except as in these Bylaws otherwise provided, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting as aforesaid shall constitute presence in person at any such meeting.

—CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other director chosen by the Board, shall preside.

5. REMOVAL OF DIRECTORS. At any shareholders’ meeting with respect to which notice of such purpose has been given, all of the directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.

6. COMMITTEES. Whenever the corporation shall have three or more directors, the Board of Directors, by resolution adopted by a majority of the full Board, may designate from among its members an Executive Committee and one or more other committees, each consisting of two or more directors, and each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board with the exception of any authority the delegation of which is prohibited by Section 14-2-147 of the Georgia Business Corporation Code. Any such committee shall act by a majority of its members.

7. ACTION WITHOUT MEETING. Any action required to be taken at a meeting of the directors of the corporation, or any action which may be taken at a meeting of the directors or of a committee, if any, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all of the directors, or all the members of the committee, if any, as the case may be, and be filed with the minutes of the proceedings of the Board or the committee.

ARTICLE III

OFFICERS

The directors shall elect or appoint a President, a Secretary, and a Treasurer and may elect or appoint a Chairman of the Board, one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as they may determine. The President may but need not be a director. Any two or more offices may be held by the same person except the offices of President and Secretary.

Unless otherwise provided in the resolution of election or appointment, all officers shall be elected for a term of office running until the meeting of the Board of Directors following the next annual meeting of shareholders and until their successors have been elected or appointed and qualified.

Officers shall have the powers and duties defined in the resolutions appointing them.

Any officer, or any agent elected or appointed by the Board of Directors, may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby.

ARTICLE IV

STATUTORY NOTICES TO SHAREHOLDERS

The directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or any financial statement, as the case may be, which may be required by any provision of law, and which, more specifically, may be required by Sections 14-2-90, 14-2-91, 14-2-94, 14-2-95, 14-2-96, and 14-2-122 of the Georgia Business Code.

ARTICLE V

REGISTERED OFFICE, REGISTERED AGENT, BOOKS AND RECORDS

The address of the initial registered office of the corporation in the State of Georgia, and the name of the initial registered agent at said address, are set forth in the original Articles of Incorporation of the corporation.

The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and of committees of directors, if any, and shall keep at its registered office or principal place of business or at the office of the transfer agent or registrar, if any, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class or series, if any, of the shares held by each. Not later than four months after the close of each fiscal year, and, in any case, prior to the annual meeting of shareholders, the corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of its operation during its fiscal year.

ARTICLE VI

CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VIII

CONTROL OVER BYLAWS

After the initial Bylaws of the corporation shall have been adopted by the initial Board of Directors of the corporation, the Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the affirmative vote of a majority of all directors then holding office; provided, that any Bylaws adopted by the Board of Directors may be altered, amended, or repealed, and new Bylaws adopted by the affirmative vote of a majority of all the outstanding shares entitled to elect directors; and, provided, further, that the shareholders may prescribe that any Bylaw or Bylaws adopted by them may not be altered, amended, or repealed by the Board of Directors.

I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of Georgia Cash America, Inc., a Georgia corporation, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation.

Dated: July 14, 1989

/s/ DANIEL R. FEEHAN
Daniel R. Feehan,
Secretary of Georgia Cash America, Inc.

(SEAL)